Exhibit 99.1

Chimera Declares Second Quarter 2023 Preferred Stock Dividends

  Board Declares Second Quarter 2023 Dividend of $0.50 Per Share of 8% Series A Cumulative Redeemable Preferred Stock
  Board Declares Second Quarter 2023 Dividend of $0.50 Per Share of 8% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock
  Board Declares Second Quarter 2023 Dividend of $0.484375 Per Share of 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock
  Board Declares Second Quarter 2023 Dividend of $0.50 Per Share of 8% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock

NEW YORK--(BUSINESS WIRE)--June 1, 2023--The Board of Directors of Chimera announced the declaration of its second quarter cash dividend of $0.50 per share of 8% Series A Cumulative Redeemable Preferred Stock. The dividend is payable June 30, 2023 to preferred shareholders of record on June 20, 2023. The ex-dividend date is June 19, 2023.

The Board of Directors of Chimera also announced the declaration of its second quarter cash dividend of $0.50 per share of 8% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock. The dividend is payable June 30, 2023 to preferred shareholders of record on June 20, 2023. The ex-dividend date is June 19, 2023.

The Board of Directors of Chimera also announced the declaration of its second quarter cash dividend of $0.484375 per share of 7.75% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock. The dividend is payable June 30, 2023 to preferred shareholders of record on June 20, 2023. The ex-dividend date is June 19, 2023.

The Board of Directors of Chimera also announced the declaration of its second quarter cash dividend of $0.50 per share of 8% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock. The dividend is payable June 30, 2023 to preferred shareholders of record on June 20, 2023. The ex-dividend date is June 19, 2023.

Disclaimer

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; effect of the novel coronavirus (or COVID-19) pandemic on real estate market, financial markets and our Company, including the impact on the value, availability, financing and liquidity of mortgage assets; how COVID-19 may affect us, our operations and our personnel; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs, including in response to COVID-19; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that the financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.

Contacts

Investor Relations
888-895-6557
www.chimerareit.com